UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2008

SOUTHERN NATURAL GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-2745	63-0196650
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification in Rights of Security Holders.

        The information included in the second paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 of this Current Report on Form 8-K.
Item 8.01.	Other Events.

On September 30, 2008, El Paso Pipeline Partners, L.P. completed the previously announced acquisition of an additional 15-percent interest in Southern Natural Gas Company from El Paso Corporation, and now owns a 25% general partner interest in us.  A copy of the press release announcing the closing of this transaction is attached as Exhibit 99.A to this Current Report on Form 8-K.

In connection with this transaction, on September 30, 2008, our general partners entered into the First Amendment to our General Partnership Agreement to reflect the current ownership of our partnership interests.  A copy of the First Amendment to the General Partnership Agreement of Southern Natural Gas Company, dated September 30, 2008, is attached as Exhibit 3.A to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.A	Press release dated October 1, 2008.
3.A	First Amendment to the General Partnership Agreement of Southern Natural Gas Company, dated September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  October 6, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.A	Press release dated October 1, 2008.
3.A	First Amendment to the General Partnership Agreement of Southern Natural Gas Company, dated September 30, 2008.